Exhibit 99.1

American Shared Hospital Services Strengthens Management Team with Appointment of Peter Gaccione as Chief Operating Officer

Gaccione is a Well Known & Respected Radiation Oncology Business Development, Sales & Management Executive

SAN FRANCISCO, CA, September 1, 2022 ‒ American Shared Hospital Services (NYSE American: AMS) (the “Company”), a leading provider of turnkey technology solutions for stereotactic radiosurgery and advanced radiation therapy equipment, facilities, and services, today announced the appointment of Peter Gaccione as Chief Operating Officer (COO), effective September 7th, 2022. Mr. Gaccione assumes the COO position from Craig Tagawa who remains the Company’s President and Chief Financial Officer.

Mr. Gaccione has over 40 years of experience and leadership in the global Radiation Oncology and Imaging business.  Most recently, he served as President and a Member of the Executive Management Board of Myocardial Solutions Inc., a medical technology company in the cardiology and cardio-oncology field, where he led the product commercialization, sales, marketing development, and clinical teams. Prior to that, Mr. Gaccione held various positions within Elekta AB, a provider of precision radiation oncology treatment systems, brachytherapy, neuroscience, and software solutions from 1997 to 2020, that culminated with his position as President and Chief Executive Officer of Elekta Inc. and Elekta Medical S.A. de C.V. (Mexico), as well as Executive Vice President of Elekta North and Latin America Regions and a Member of the Elekta AB Global Executive Management team from June 2017 to February 2020.

Ray Stachowiak, Chief Executive Officer, commented, “We’re excited to welcome Peter Gaccione as Chief Operating Officer of American Shared Hospital Services. Peter has many years of healthcare experience and brings strong market knowledge across the entire radiation oncology spectrum. He is well known and respected in our industry and at AMS.”

“His addition expands and strengthens the management team and the outlook for growth of the Company. We expect that Peter’s relationship building skills and extensive professional network, working in concert with Tim Keel’s creative financial transaction capabilities, will be a strong combination. Recall that Tim, a senior healthcare finance professional, joined AMS in May 2022 as Vice President of Sales and Marketing. I have great confidence in this expanded team and believe that AMS is well positioned to continue to pursue both photon and proton technologies in the provision of radiation oncology equipment, facilities, and services,” concluded Mr. Stachowiak.

Mr. Gaccione added, “Throughout my career, I have enjoyed working with the medical community to empower physicians and leadership within major universities, hospitals, and comprehensive multi-modality cancer centers to strive for better patient outcomes by utilizing innovative technologies with creative financial solutions. At AMS we have the opportunity to work and partner with all major original equipment manufacturers to offer clinical cancer treatment centers the option to work with one turnkey vendor to obtain all of their cancer treatment products in one creative relationship. This is uncommon in the radiation oncology business and one of the major factors in my decision to join the management team at AMS.”

About American Shared Hospital Services (NYSE American: AMS)

American Shared Hospital Services is a leading provider of turnkey technology solutions for stereotactic radiosurgery and advanced radiation therapy equipment, facilities, and services. AMS is a leading provider in providing Gamma Knife radiosurgery equipment, a non-invasive treatment for malignant and benign brain tumors, vascular malformations, and trigeminal neuralgia (facial pain). The Company also offers proton therapy, and the latest IGRT, IMRT and MR/LINAC systems. For more information, please visit: www.ashs.com .

Safe Harbor Statement

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services (including statements regarding the expected continued growth of the Company and the expansion of the Company’s Gamma Knife, proton therapy and MR/LINAC business, which involve risks and uncertainties including, but not limited to, the risks of economic and market conditions, the risks of variability of financial results between quarters, the risks of the Gamma Knife and proton therapy businesses, the risks of developing The Operating Room for the 21st Century program, the risks of changes to CMS reimbursement rates or reimbursement methodology, the risks of the timing, financing, and operations of the Company’s Gamma Knife, proton therapy, and MR/LINAC businesses, the risks of the COVID-19 pandemic and its effect on the Company’s business operations and financial condition, the risk of expanding within or into new markets, the risk that the integration or continued operation of acquired businesses could adversely affect financial results and the risk that current and future acquisitions may negatively affect the Company’s financial position. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2022 and June 30, 2022, the Annual Report on Form 10-K for the year ended December 31, 2021 and the definitive Proxy Statement for the Annual Meeting of Shareholders that was held on June 21, 2022.

Contacts:

American Shared Hospital Services
Ray Stachowiak
Chief Executive Officer
rstachowiak@ashs.com

Investor Relations
PCG Advisory
Stephanie Prince
P: (646) 863-6341
sprince@pcgadvisory.com